CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report included (or incorporated by reference) in West Coast Bancorp's Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.



DWYER PEMBERTON & COULSON, P.C.

Tacoma, Washington
April 17, 2000